Exhibit 5.1

PILLSBURY WINTHROP LLP
50 FREMONT STREET SAN FRANCISCO, CA 94105-2228 415.983.1000 F: 415.983.1200
MAILING ADDRESS: P. O. BOX 7880 SAN FRANCISCO, CA 94120-7880

June 14, 2002

LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Falls, SD 57017

Ladies and Gentlemen:

        We are acting as counsel to LodgeNet Entertainment Corporation, a Delaware corporation ("LodgeNet"), in connection with (a) the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended ("Rule 415," and the "Securities Act") by LodgeNet of (i) shares of its common stock, $0.01 par value per share ("Common Stock"), (ii) shares of its preferred stock, $0.01 par value per share ("Preferred Stock"), in one or more series, or (iii) senior or subordinated debt securities of LodgeNet ("Debt Securities"), each on terms to be determined at the time of sale (the Common Stock to be issued and sold by LodgeNet is referred to herein as the "Company Common Stock," and the Company Common Stock, Preferred Stock and Debt Securities are collectively referred to herein as the "Securities"), having an initial public offering price of up to U.S. $225,000,000 or the equivalent thereof in any other currency or currency unit and (b) the proposed sale from time to time pursuant to Rule 415 by certain selling stockholders (the "Selling Stockholders") of up to 2,930,001 shares of Common Stock issuable upon exercise of warrants (the "Warrants") of the Company (including any additional shares of Common Stock that may become issuable upon such exercise pursuant to applicable anti-dilution provisions, the "Selling Stockholder Common Stock"). The Securities and the Selling Stockholder Common Stock are to be sold pursuant to a Registration Statement, Registration No. 333-88958, on Form S-3 filed by LodgeNet with the Securities and Exchange Commission on May 23, 2002 under the Securities Act (together with any amendments or supplements thereto, the "Registration Statement").

        We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have assumed the signatures on all documents examined by us are genuine, which assumption we have not independently verified.

        Based upon the foregoing, we are of the opinion that:

          1.    With respect to the Company Common Stock, when (a) the Board of Directors or a duly authorized committee of the Board (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and establish the terms of the offering of the Company Common Stock and related matters and (b) certificates representing the shares of Company Common Stock have been duly executed, countersigned, registered and delivered either (i) in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement or (ii) upon conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, in each of the foregoing clauses (i) and (ii) as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the Company Common Stock will be duly authorized, legally issued, fully paid and nonassessable.

          2.    With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designation conforming to the Delaware General Corporation Law regarding the Preferred Stock with the Secretary of State of the State of Delaware, and (b) certificates representing the Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in the manner and for the consideration (not less than the par value of the Preferred Stock) stated in the applicable definitive purchase, underwriting or similar agreement or (ii) upon conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, in each of the foregoing clauses (i) and (ii) as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the Preferred Stock will be duly authorized, legally issued, fully paid and nonassessable.

          3.    With respect to the Debt Securities, when (a) the trustee is qualified to act as such under the Indenture pursuant to which such Debt Securities are issued (the "Indenture"); (b) the trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (d) the Indenture pursuant to which such Debt Securities are issued has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (f) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and (g) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, the Debt Securities to be issued under the Indenture will be legal, valid and binding obligations of LodgeNet, enforceable against LodgeNet in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

          4.    With respect to shares of Selling Stockholder Common Stock, if and when such shares are issued in accordance with the terms of the Warrants relating thereto, they will be duly authorized, legally issued, fully paid and non-assessable.

        In connection with our opinions expressed above, we have assumed that (i) at or prior to the time of the delivery of any Security by the Company or Selling Stockholder Common Stock by the Selling Stockholders, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities or Selling Stockholder Common Stock are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities or Selling Stockholder Common Stock offered thereby; (iv) the authorization of such Security or Selling Stockholder Common Stock offered thereby will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security or Selling Stockholder Common Stock; (v) all Securities or Selling Stockholder Common Stock will be issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement or term sheet; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities or Selling Stockholder Common Stock offered or issued will have been duly authorized and validly executed and delivered by the Company or the Selling Stockholder, as applicable, and the other parties thereto; and (vii) any Securities issuable upon conversion of any Security being offered or issued will be duly authorized, credited and, if appropriate, reserved for issuance upon such conversion. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by LodgeNet with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon LodgeNet or any restriction imposed by any court or governmental body having jurisdiction over LodgeNet.

        With respect to the opinion expressed in paragraph 4 that the Selling Stockholder Common Stock will be fully paid, we have made and will make no independent investigation to determine the actual receipt of consideration by LodgeNet for such shares upon exercise of the Warrants.

        This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement referred to above with the Securities and Exchange Commission and to the incorporation by reference of this opinion into a subsequent registration statement filed by LodgeNet pursuant to Rule 462(b) under the Securities Act relating to the offering covered by the Registration Statement. We also consent to the use of our name in the related prospectus and prospectus supplement under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop LLP

Pillsbury Winthrop LLP